Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

AS OF OCTOBER 31, 2012

ABM INDUSTRIES INCORPORATED
(*) ABM Janitorial Services, Inc.
ABM Janitorial Services – Mid-Atlantic, Inc.
ABM Janitorial Services – North Central, Inc.
ABM Janitorial Services – Northeast, Inc.
ABM Janitorial Services – Northwest, Inc.
ABM Janitorial Services – South Central, Inc.
Servall Services Inc.
ABM Janitorial Services – Southeast, LLC
ABM Government Services, Inc.**
ABM Industrial Services, Inc. ABM Services, Inc.
Southern Management ABM, LLC
ABM Janitorial Services Co., Ltd.
Canadian Building Maintenance Company, Ltd.
Supreme Building Maintenance, Ltd.
Diversco, Inc.
OneSource Facility Services, Inc.
OneSource Holdings, LLC
OneSource Servicos de Mexico S.A. de C.V.
FCI Servicos de Mexico S.A. de C.V.
FCI Servisitema S.A. de C.V.
OneSource Painting, Inc.**
ABM Security Services, Inc.
ABM Shared Services, Inc.
Ampco System Parking
Ampco Pacific Airpark, LLC***
Pansini Oakland Associates, LP***
FSP PPM Management, LLC****
Five Star U Street Metropolitan Airport Parking, LLC****
FSP PPM Oakland Airport Management, LLC****
Five Star/Universal Joint Venture****
American Public Services
ATL and Electrical Services**
ATL Services**
ATL Services of the Midwest**
Amtech Energy Services**
Amtech Reliable Elevator Company of Texas**
OneSource Services, LLC
ABM Facility Solutions Group, LLC
Home Performance Enterprises, LLC
GreenHomes Performance Services, LLC
GreenHomes Multi-Family Services, LLC
GreenHomes America, LLC
GreenHomes America, LP***
REEP, Inc.
ABM Government Services, LLC
Linc Government Services Afghanistan Branch, LLC
Linc Government Services Germany GmbH
Ferguson-Williams LLC
FWH, LLC****
TSAY/Ferguson-Williams, LLC****
AFH Services, LLC****
TC&S/Ferguson-Williams, LLC****
J&J/BMAR Joint Venture, LLC****
EML/BMAR Joint Venture, LLC****

EML/BMAR Joint Venture II, LLC****
EML/BMAR Joint Venture III, LLC****
EML/BMAR Joint Venture IV, LLC****
EML/BMAR Joint Venture V, LLC****
EML/BMAR Joint Venture VI, LLC****
EJB Facility Services JV LLC****
Derichebourg/BMAR Joint Venture****
Defense Logistics Solutions, LLC****
ABM Facility Services, Inc.
Linc Facility Services Canada, ULC
DT-Linc, LLC (JV)****
Skyline Management Group, JV****
Trio Facility Management, LLC****
A. Anthony – ABMFS, LLC****
Linc International, Inc.
Linc Facility Services Kuwait, LLC
Linc Facility Services Egypt, LLC
Linc Facility Services UAE, LLC
Linc Facility Services Iraq LLC
Wassl Al-Iraq Project Services & General Contracting LLPC
Linc Facility Services ME, LLC
Linc Facility Services Saudi Arabia, LLC****
Linc Facility Services Egypt, LLC (Egyptian Co.)****
Linc Facility Services, WLL****
Linc Network, LLC
ABM Building & Energy Solutions, Inc.
ABM Building Solutions, LLC
ABM Building Services, LLC
ABM Electrical Power Solutions, LLC
ABM Electrical Power Services, LLC
ABM Health, Inc.
ABM Electrical Network, Inc.
ABM Electrical & Lighting Solutions, Inc.
Sundown Lighting, Inc.

*	Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.
**	Inactive companies
***	Limited Partnership
****	Joint Venture